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                                                                     EXHIBIT 5.1




                 [LETTERHEAD OF RICHARDS, LAYTON & FINGER, P.A.]






                                January 12, 2001

Glacier Bancorp, Inc.
49 Commons Loop
Kalispell, MT 59901

Glacier Capital Trust I
c/o Glacier Bancorp, Inc.
49 Commons Loop
Kalispell, MT 59901

             Re: Glacier Capital Trust I

Ladies and Gentlemen:

             We have acted as special Delaware counsel for Glacier Bancorp, Inc., a Delaware corporation (the "Company"), and Glacier Capital Trust I, a Delaware business trust (the "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

             For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

             (a) The Certificate of Trust of the Trust, dated December 18, 2000 (the "Certificate"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on December 18, 2000;

             (b) The Trust Agreement of the Trust, dated as of December 18, 2000, among the Company and the trustees of the Trust named therein;

             (c) A form of the Amended and Restated Trust Agreement of the Trust (the "Agreement"), to be entered into among the Company, the trustees of the Trust named


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Glacier Bancorp, Inc.
Glacier Capital Trust I
January 12, 2001
Page 2

therein, and the holders, from time to time, of undivided beneficial interests in the assets of the Trust, attached as an exhibit to the Registration Statement (as defined below);

             (d) Amendment No. 1 to the Registration Statement on Form S-3 (the "Registration Statement"), including a prospectus (the "Prospectus"), relating to the preferred securities of the Trust, representing undivided beneficial interests in the assets of the Trust (each, a "Preferred Security" and collectively, the "Preferred Securities"), as proposed to be filed by the Company and the Trust with the Securities and Exchange Commission on or about January 10, 2001;

             (e) A form of the Indenture (the "Indenture"), to be entered into by and between the Company and Wilmington Trust Company, as Indenture Trustee, attached as an exhibit to the Registration Statement;

             (f) A form of the Guarantee Agreement, to be entered into by and between the Company and Wilmington Trust Company, as Guarantee Trustee attached as an exhibit to the Registration Statement; and

             (g) A Certificate of Good Standing for the Trust obtained from the Secretary of State on January 10, 2001.

             Capitalized terms used herein and not otherwise defined are used as defined in the Agreement.

             For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (g) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (g) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

             With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.


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Glacier Bancorp, Inc.
Glacier Capital Trust I
January 12, 2001
Page 3

             For purposes of this opinion, we have assumed (i) that the Agreement and the Certificate are in full force and effect and have not been amended, (ii) except to the extent provided in paragraph 1 below, that each of the parties to the documents examined by us has been duly created, organized or formed, as the case may be, and is validly existing in good standing under the laws of the jurisdiction governing its creation, organization or formation,
(iii) the legal capacity of natural persons who are signatories to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) that each of the parties to the documents examined by us has duly authorized, executed and delivered such documents, (vi) the receipt by each Person to whom a Preferred Security is to be issued by the Trust (collectively, the "Preferred Security Holders") of a Preferred Security Certificate for such Preferred Security and the payment for the Preferred Security acquired by it, in accordance with the Agreement and the Registration Statement, (vii) that the Preferred Securities are issued and sold to the Preferred Security Holders in accordance with the Agreement and the Registration Statement, and (viii) that the __% Subordinated Debentures of the Company (the "Subordinated Debentures") are issued and sold to the Trust in accordance with the Indenture. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

             This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

             Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

             1. The Trust has been duly created and is validly existing in good standing as a business trust under the Business Trust Act.

             2. The Preferred Securities will be duly authorized and will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust.


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Glacier Bancorp, Inc.
Glacier Capital Trust I
January 12, 2001
Page 4

             3. The Preferred Security Holders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Preferred Security Holders may be obligated to make payments as set forth in the Agreement.

             4. The Subordinated Debentures will represent legal, valid and binding obligations of the Company, and will be enforceable against the Company, in accordance with their terms.

             5. The Guarantee Agreement will represent a legal, valid and binding obligation of the Company, and will be enforceable against the Company, in accordance with its terms.

             The opinions expressed in paragraphs 4 and 5 above are subject to the effect upon the Subordinated Debentures and the Guarantee Agreement of (i) applicable bankruptcy, insolvency, fraudulent conveyance or transfer, moratorium, receivership, reorganization, liquidation, fraudulent transfer and conveyance and other similar laws relating to or affecting the rights and remedies of creditors generally, and (ii) principles of equity, regardless of whether applied in a proceeding in equity or at law. In addition, in connection with the opinion expressed in paragraph 5 above, we note that the waiver of certain suretyship defenses contained in Section 5.1 of the Guarantee Agreement may be subject to public policy limitations.

             We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the use of our name under the heading "LEGAL MATTERS" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

                                      Very truly yours,

                                      /s/ Richards, Layton & Finger, P.A.


BJK/MSC